EXHIBIT 99.1

Zoetis Announces Second Quarter 2021 Results
•Reports Revenue of $1.9 Billion, Growing 26%, and Net Income of $512 Million, or $1.07 per Diluted Share, Increasing 36% and 35%, Respectively, on a Reported Basis for Second Quarter 2021
•Reports Adjusted Net Income of $566 Million, or Adjusted Diluted EPS of $1.19, for Second Quarter 2021
•Delivers 22% Operational Growth in Revenue and 28% Operational Growth in Adjusted Net Income for Second Quarter 2021
•Increases Full Year 2021 Revenue Guidance to $7.625 - $7.700 Billion and Diluted EPS of $4.09 - $4.19 on a Reported Basis, or $4.47 - $4.55 on an Adjusted Basis

PARSIPPANY, N.J. – Aug. 5, 2021 – Zoetis Inc. (NYSE: ZTS) today reported its financial results for the second quarter of 2021 and increased its guidance for full year 2021.

The company reported revenue of $1.9 billion for the second quarter of 2021, an increase of 26% compared with the second quarter of 2020. Net income for the second quarter of 2021 was $512 million, or $1.07 per diluted share, an increase of 36% and 35%, respectively, on a reported basis.

Adjusted net income1 for the second quarter of 2021 was $566 million, or $1.19 per diluted share, an increase of 33% and 34% respectively, on a reported basis. Adjusted net income for the second quarter of 2021 excludes the net impact of $54 million for purchase accounting adjustments, acquisition-related costs and certain significant items.

On an operational2 basis, revenue for the second quarter of 2021 increased 22%, excluding the impact of foreign currency. Adjusted net income for the second quarter of 2021 increased 28% operationally, excluding the impact of foreign currency.

EXECUTIVE COMMENTARY
"We achieved strong results once again this quarter with 22% operational revenue growth and 28% growth in adjusted net income, driven by our petcare parasiticides, key dermatology products, vaccines and diagnostics," said Kristin Peck, Chief Executive Officer of Zoetis. "Our triple combination parasiticide Simparica Trio® continues exceeding our launch expectations and strengthening our overall position in this competitive market, and we remain very positive about further uptake of our petcare innovations in monoclonal antibodies and diagnostics."

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"We are raising guidance for revenue and adjusted net income for the full year to reflect our confidence in Zoetis and the underlying growth drivers of our business, even while we continue to expect more modest growth rates in the second half of 2021. We remain in a strong position to invest both internally and externally in the innovations, market expansion and direct-to-consumer promotions that can support future growth," said Peck.

QUARTERLY HIGHLIGHTS
Zoetis organizes and manages its commercial operations across two segments: United States (U.S.) and International. Within these segments, the company delivers a diverse portfolio of products for companion animals and livestock, tailored to local trends and customer needs. In the second quarter of 2021:
•Revenue in the U.S. segment was $1.0 billion, an increase of 22% compared with the second quarter of 2020. This growth is inclusive of the market recovery from COVID-19 impacts in the same quarter of the prior year. Sales of companion animal products increased 34%, driven by growth across the parasiticides portfolio including Simparica Trio, our new triple combination parasiticide for dogs. Other flea, tick and heartworm brands contributing to growth were ProHeart® and Revolution Plus®. The company’s key dermatology portfolio also significantly contributed to growth across both Apoquel® and Cytopoint®. Increased sales of companion animal vaccines and diagnostics, including the new cloud-based Vetscan Imagyst™ platform, also added to growth. Sales of livestock products declined 8% in the quarter. Sales of cattle products declined as a result of a promotion that ran in the first quarter of this year, increased generic competition and challenges in the beef and dairy end-markets due to rising input costs. The company’s poultry portfolio declined as a result of decreasing disease pressure that is resulting in the expanded use of lower cost alternatives to Zoetis’ premium products, as well as generic competition for Zoamix®, the company’s alternative to antibiotics in medicated feed additives. Sales of swine products were essentially flat in the quarter.

•Revenue in the International segment was $924 million, an increase of 31% on a reported basis and an increase of 22% operationally compared with the second quarter of 2020. This growth is inclusive of the market recovery from COVID-19 impacts in the second quarter of the prior year. Sales of companion animal products increased 51% on a reported basis and 41% operationally. Growth resulted from increased sales of the company’s parasiticides portfolio including the Simparica® and Revolution®/Stronghold® franchises. Growth also resulted from sales across the broader in-line portfolio, which benefited from increased pet ownership and standards of care. The key dermatology platform across both Apoquel and Cytopoint also contributed to growth. Sales of livestock products grew 16% on a reported basis and 10% operationally. Sales of cattle products grew due to marketing campaigns, favorable export market conditions in Brazil, and favorable conditions in other emerging markets. Sales of swine products grew as a result of the continued expansion of production in key accounts in China. Growth in the fish portfolio resulted primarily from increased sales of the Alpha Flux® sea lice treatment product and the recent acquisition of Fish Vet Group. The company’s poultry products portfolio grew modestly versus the same period in the prior year.

INVESTMENTS IN GROWTH
Zoetis continues to gain market approvals for its innovative monoclonal antibody (mAb) therapies. Since its last quarterly earnings announcement, the company received approval in Canada for
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Solensia® (frunevetmab), the first injectable mAb for the alleviation of pain associated with osteoarthritis (OA) in cats; it is also approved in the European Union and Switzerland. Additionally, Zoetis enhanced its parasiticide offering with a new label indication in the U.S. and Canada for Simparica (sarolaner) chewables. Approved for dogs six months of age and older, this new claim is for the prevention of infection with Borrelia burgdorferi — the pathogen responsible for Lyme disease -- by killing deer ticks. In China, the company’s second largest market for revenue, Zoetis received approval for Cerenia® (maropitant citrate) injectable for cats, which aids in the prevention and treatment of vomiting and nausea.

On the livestock side of the business, Zoetis expanded its Draxxin® franchise for cattle with approval of Draxxin KP (tulathromycin ketoprofen) in the U.S. and Canada. This injectable for the treatment of bovine respiratory disease (known as Draxxin Plus in some European markets) is also approved in the European Union, Australia and Mexico. It combines the antimicrobial properties of Draxxin with the nonsteroidal anti-inflammatory (NSAID) Ketoprofen to rapidly reduce fever in a single dose. In poultry, the company gained approval in Canada for Poulvac® Procerta™ HVT-IBD. Also approved in the U.S., this recombinant vector vaccine provides early protection against Marek’s disease and the contemporary infectious bursal disease (IBD) viruses in chickens.

Yesterday, Zoetis also announced plans to acquire Jurox, a privately held animal health company based in Australia. The acquisition will provide Zoetis with future growth opportunities, manufacturing capacity and increased capabilities in Australia, the company’s fifth largest market, and also bring the company a range of companion animal and livestock products primed for global expansion.

The company remains committed to investing internally and externally in its portfolio of new medicines, vaccines and diagnostics; supporting market expansion plans; and using direct-to-consumer promotions that will drive future growth.

FINANCIAL GUIDANCE
Zoetis is increasing its full year 2021 guidance, which includes:
•Revenue between $7.625 billion and $7.700 billion
•Reported diluted EPS between $4.09 and $4.19
•Adjusted diluted EPS between $4.47 and $4.55

This guidance reflects foreign exchange rates as of mid-July. Additional details on guidance are included in the financial tables and will be discussed on the company's conference call this morning.

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WEBCAST & CONFERENCE CALL DETAILS
Zoetis will host a webcast and conference call at 8:30 a.m. (ET) today, during which company executives will review second quarter 2021 results, discuss financial guidance and respond to questions from financial analysts. Investors and the public may access the live webcast by visiting the Zoetis website at http://investor.zoetis.com/events-presentations. A replay of the webcast will be archived and made available on Aug. 5, 2021.

About Zoetis
As the world’s leading animal health company, Zoetis is driven by a singular purpose: to nurture our world and humankind by advancing care for animals. After nearly 70 years innovating ways to predict, prevent, detect, and treat animal illness, Zoetis continues to stand by those raising and caring for animals worldwide -- from livestock farmers to veterinarians and pet owners. The company’s leading portfolio and pipeline of medicines, vaccines, diagnostics and technologies make a difference in over 100 countries. In 2020, Zoetis generated revenue of $6.7 billion with approximately 11,300 employees. For more information, visit www.zoetis.com.
1 Adjusted net income and its components and adjusted diluted earnings per share (non-GAAP financial measures) are defined as reported net income and reported diluted earnings per share, excluding purchase accounting adjustments, acquisition-related costs and certain significant items.
2 Operational revenue growth (a non-GAAP financial measure) is defined as growth excluding the impact of foreign exchange.

DISCLOSURE NOTICES
Forward-Looking Statements: This press release contains forward-looking statements, which reflect the current views of Zoetis with respect to: business plans or prospects, future operating or financial performance, future guidance, future operating models; expectations regarding products, product approvals or products under development, expected timing of product launches; the impact of the coronavirus (COVID-19) pandemic and any recovery therefrom on our business, suppliers, customers and employees; expectations regarding the performance of acquired companies and our ability to integrate new businesses; expectations regarding the financial impact of acquisitions; future use of cash and dividend payments; tax rate and tax regimes and any changes thereto; and other future events. These statements are not guarantees of future performance or actions. Forward-looking statements are subject to risks and uncertainties. If one or more of these risks or uncertainties materialize, or if management's underlying assumptions prove to be incorrect, actual results may differ materially from those contemplated by a forward-looking statement. Forward-looking statements speak only as of the date on which they are made. Zoetis expressly disclaims any obligation to update or revise any forward-looking statement, whether as a result of new information, future events or otherwise. A further list and description of risks, uncertainties and other matters can be found in our Annual Report on Form 10-K for the fiscal year ended December 31, 2020, including in the sections thereof captioned “Forward-Looking Statements and Factors That May Affect Future Results” and “Item 1A. Risk Factors,” in our Quarterly Reports on Form 10-Q and in our Current Reports on Form 8-K. Such risks and uncertainties may be amplified by the COVID-19 pandemic and its potential impact on
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the global economy and our business. These filings and subsequent filings are available online at www.sec.gov, www.zoetis.com, or on request from Zoetis.

Use of Non-GAAP Financial Measures: We use non-GAAP financial measures, such as adjusted net income, adjusted diluted earnings per share and operational results (which exclude the impact of foreign exchange), to assess and analyze our results and trends and to make financial and operational decisions. We believe these non-GAAP financial measures are also useful to investors because they provide greater transparency regarding our operating performance. The non-GAAP financial measures included in this press release should not be considered alternatives to measurements required by GAAP, such as net income, operating income, and earnings per share, and should not be considered measures of liquidity. These non-GAAP financial measures are unlikely to be comparable with non-GAAP information provided by other companies. Reconciliation of non-GAAP financial measures and most directly comparable GAAP financial measures are included in the tables accompanying this press release and are posted on our website at www.zoetis.com.

Internet Posting of Information: We routinely post information that may be important to investors in the 'Investors' section of our website at www.zoetis.com, on our Facebook page at http://www.facebook.com/zoetis and on Twitter@zoetis. We encourage investors and potential investors to consult our website regularly and to follow us on Facebook and Twitter for important information about us.

Media Contacts:	Investor Contacts:
Bill Price	Steve Frank
1-973-443-2742 (o)	1-973-822-7141 (o)
william.price@zoetis.com	steve.frank@zoetis.com

Kristen Seely	Keith Gaub
1-973-443-2777 (o)	1-973-822-7154 (o)
kristen.seely@zoetis.com	keith.gaub@zoetis.com

ZTS-COR
ZTS-IR
ZTS-FIN
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ZOETIS INC.
CONDENSED CONSOLIDATED STATEMENTS OF INCOME(a)
(UNAUDITED)
(millions of dollars, except per share data)

	Second Quarter Ended			Six Months Ended
	June 30,			June 30,
	2021	2020	% Change	2021	2020	% Change
Revenue	$1,948	$1,548	26	$3,819	$3,082	24
Costs and expenses:
Cost of sales	568	451	26	1,117	910	23
Selling, general and administrative expenses	495	393	26	904	782	16
Research and development expenses	120	111	8	238	218	9
Amortization of intangible assets	41	40	3	81	80	1
Restructuring charges and certain acquisition-related costs	21	8	*	30	17	76
Interest expense	57	58	(2)	114	111	3
Other (income)/deductions–net	10	5	*	12	(15)	*
Income before provision for taxes on income	636	482	32	1,323	979	35
Provision for taxes on income	125	106	18	254	180	41
Net income before allocation to noncontrolling interests	511	376	36	1,069	799	34
Less: Net loss attributable to noncontrolling interests	(1)	(1)	—	(2)	(1)	*
Net income attributable to Zoetis	$512	$377	36	$1,071	$800	34

Earnings per share—basic	$1.08	$0.79	37	$2.25	$1.68	34

Earnings per share—diluted	$1.07	$0.79	35	$2.24	$1.67	34

Weighted-average shares used to calculate earnings per share
Basic	474.8	475.3		475.2	475.4
Diluted	477.0	478.1		477.5	478.6

(a)    The condensed consolidated statements of income present the second quarter and six months ended June 30, 2021 and June 30, 2020. Subsidiaries operating outside the United States are included for the second quarter and six months ended May 31, 2021 and May 31, 2020.
* Calculation not meaningful.

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ZOETIS INC.
RECONCILIATION OF GAAP REPORTED TO NON-GAAP ADJUSTED INFORMATION
CERTAIN LINE ITEMS
(UNAUDITED)
(millions of dollars, except per share data)

	Second Quarter Ended June 30, 2021
	GAAP Reported(a)	Purchase Accounting Adjustments	Acquisition- Related Costs(1)	Certain Significant Items(2)	Non-GAAP Adjusted(b)
Cost of sales	$568	$(1)	$—	$(2)	$565
Gross profit	1,380	1	—	2	1,383
Selling, general and administrative expenses	495	(7)	—	—	488
Research and development expenses	120	(1)	—	—	119
Amortization of intangible assets	41	(35)	—	—	6
Restructuring charges and certain acquisition-related costs	21	—	(2)	(19)	—
Other (income)/deductions–net	10	—	—	(3)	7
Income before provision for taxes on income	636	44	2	24	706
Provision for taxes on income	125	10	—	6	141
Net income attributable to Zoetis	512	34	2	18	566
Earnings per common share attributable to Zoetis–diluted	1.07	0.08	—	0.04	1.19

	Second Quarter Ended June 30, 2020
	GAAP Reported(a)	Purchase Accounting Adjustments	Acquisition- Related Costs(1)	Certain Significant Items(2)	Non-GAAP Adjusted(b)
Cost of sales	$451	$(2)	$—	$(1)	$448
Gross profit	1,097	2	—	1	1,100
Selling, general and administrative expenses	393	(17)	—	(4)	372
Research and development expenses	111	(1)	—	—	110
Amortization of intangible assets	40	(33)	—	—	7
Restructuring charges and certain acquisition-related costs	8	—	(7)	(1)	—
Income before provision for taxes on income	482	53	7	6	548
Provision for taxes on income	106	14	1	1	122
Net income attributable to Zoetis	377	39	6	5	427
Earnings per common share attributable to Zoetis–diluted	0.79	0.08	0.01	0.01	0.89
(a)    The condensed consolidated statements of income present the second quarter ended June 30, 2021 and June 30, 2020. Subsidiaries operating outside the United States are included for the second quarter ended May 31, 2021 and May 31, 2020.
(b)    Non-GAAP adjusted net income and its components and non-GAAP adjusted diluted EPS are not, and should not be viewed as, substitutes for U.S. GAAP net income and its components and diluted EPS. Despite the importance of these measures to management in goal setting and performance measurement, non-GAAP adjusted net income and its components and non-GAAP adjusted diluted EPS are non-GAAP financial measures that have no standardized meaning prescribed by U.S. GAAP and, therefore, have limits in their usefulness to investors. Because of the non-standardized definitions, non-GAAP adjusted net income and its components and non-GAAP adjusted diluted EPS (unlike U.S. GAAP net income and its components and diluted EPS) may not be comparable to the calculation of similar measures of other companies. Non-GAAP adjusted net income and its components, and non-GAAP adjusted diluted EPS are presented solely to permit investors to more fully understand how management assesses performance.
See Notes to Reconciliation of GAAP Reported to Non-GAAP Adjusted Information for notes (1) and (2).

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ZOETIS INC.
RECONCILIATION OF GAAP REPORTED TO NON-GAAP ADJUSTED INFORMATION
CERTAIN LINE ITEMS
(UNAUDITED)
(millions of dollars, except per share data)

	Six months ended June 30, 2021
	GAAP Reported(a)	Purchase Accounting Adjustments	Acquisition- Related Costs(1)	Certain Significant Items(2)	Non-GAAP Adjusted(b)
Cost of sales	$1,117	$(3)	$—	$(6)	$1,108
Gross profit	2,702	3	—	6	2,711
Selling, general and administrative expenses	904	(15)	—	—	889
Research and development expenses	238	(1)	—	—	237
Amortization of intangible assets	81	(69)	—	—	12
Restructuring charges and certain acquisition-related costs	30	—	(7)	(23)	—
Other (income)/deductions–net	12	—	—	(3)	9
Income before provision for taxes on income	1,323	88	7	32	1,450
Provision for taxes on income	254	20	1	8	283
Net income attributable to Zoetis	1,071	68	6	24	1,169
Earnings per common share attributable to Zoetis–diluted	2.24	0.15	0.01	0.05	2.45

	Six months ended June 30, 2020
	GAAP Reported(a)	Purchase Accounting Adjustments	Acquisition- Related Costs(1)	Certain Significant Items(2)	Non-GAAP Adjusted(b)
Cost of sales	$910	$(4)	$—	$(3)	$903
Gross profit	2,172	4	—	3	2,179
Selling, general and administrative expenses	782	(35)	—	(6)	741
Research and development expenses	218	(1)	—	—	217
Amortization of intangible assets	80	(67)	—	—	13
Restructuring charges and certain acquisition-related costs	17	—	(14)	(3)	—
Other (income)/deductions–net	(15)	—	—	17	2
Income before provision for taxes on income	979	107	14	(5)	1,095
Provision for taxes on income	180	36	—	(2)	214
Net income attributable to Zoetis	800	71	14	(3)	882
Earnings per common share attributable to Zoetis–diluted	1.67	0.15	0.03	(0.01)	1.84
(a)    The condensed consolidated statements of income present the six months ended June 30, 2021 and June 30, 2020. Subsidiaries operating outside the United States are included for the six months ended May 31, 2021 and May 31, 2020.
(b)    Non-GAAP adjusted net income and its components and non-GAAP adjusted diluted EPS are not, and should not be viewed as, substitutes for U.S. GAAP net income and its components and diluted EPS. Despite the importance of these measures to management in goal setting and performance measurement, non-GAAP adjusted net income and its components and non-GAAP adjusted diluted EPS are non-GAAP financial measures that have no standardized meaning prescribed by U.S. GAAP and, therefore, have limits in their usefulness to investors. Because of the non-standardized definitions, non-GAAP adjusted net income and its components and non-GAAP adjusted diluted EPS (unlike U.S. GAAP net income and its components and diluted EPS) may not be comparable to the calculation of similar measures of other companies. Non-GAAP adjusted net income and its components, and non-GAAP adjusted diluted EPS are presented solely to permit investors to more fully understand how management assesses performance.
See Notes to Reconciliation of GAAP Reported to Non-GAAP Adjusted Information for notes (1) and (2).

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ZOETIS INC.
NOTES TO RECONCILIATION OF GAAP REPORTED TO NON-GAAP ADJUSTED INFORMATION
CERTAIN LINE ITEMS
(UNAUDITED)
(millions of dollars)

(1)    Acquisition-related costs include the following:

	Second Quarter Ended		Six Months Ended
	June 30,		June 30,
	2021	2020	2021	2020
Integration costs(a)	$2	$6	$5	$12
Restructuring charges(b)	—	1	2	2
Total acquisition-related costs—pre-tax	2	7	7	14
Income taxes(c)	—	1	1	—
Total acquisition-related costs—net of tax	$2	$6	$6	$14
(a)    Integration costs represent external, incremental costs directly related to integrating acquired businesses and primarily include expenditures for consulting and the integration of systems and processes. Included in Restructuring charges and certain acquisition-related costs.
(b)    Represents exit and employee termination costs, included in Restructuring charges and certain acquisition-related costs.
(c)    Included in Provision for taxes on income. Income taxes include the tax effect of the associated pre-tax amounts, calculated by determining the jurisdictional location of the pre-tax amounts and applying that jurisdiction's applicable tax rate. For the six months ended June 30, 2020, also includes a tax charge related to a remeasurement of deferred taxes resulting from the integration of acquired businesses.

(2)    Certain significant items include the following:

	Second Quarter Ended		Six Months Ended
	June 30,		June 30,
	2021	2020	2021	2020
Operational efficiency initiative(a)	$—	$—	$—	$(17)
Supply network strategy(b)	1	1	2	3
Other restructuring charges and cost-reduction/productivity initiatives(c)	7	1	13	3
Certain asset impairment charges(d)	13	—	14	—
Net loss on sale of assets(e)	3	—	3	—
Other(f)	—	4	—	6
Total certain significant items—pre-tax	24	6	32	(5)
Income taxes(g)	6	1	8	(2)
Total certain significant items—net of tax	$18	$5	$24	$(3)
(a)    Represents a net gain resulting from a cash payment received pursuant to an agreement related to the 2016 sale of certain U.S. manufacturing sites, included in Other (income)/deductions-net.
(b)    Represents product transfer costs, included in Cost of sales, related to cost-reduction and productivity initiatives.
(c)    For the quarter ended June 30, 2021, primarily represents employee termination costs related to cost-reduction and productivity initiatives, included in Restructuring charges and certain acquisition-related costs. For the six months ended June 30, 2021, primarily represents employee termination costs and product transfer costs related to cost-reduction and productivity initiatives and the CEO transition, included in Restructuring charges and certain acquisition-related costs.
For the quarter and six months ended June 30, 2020, represents employee termination costs incurred as a result of the CEO transition, included in Restructuring charges and certain acquisition-related costs.
(d)    For the quarter ended June 30, 2021, primarily represents asset impairment charges related to the consolidation of manufacturing sites in China, as well as charges related to our poultry automation business located in the U.S. and Canada, included in Restructuring charges and certain acquisition-related costs. For the six months ended June 30, 2021, also includes asset impairment charges related to inventory in our precision livestock farming business, included in Cost of sales.
(e)    Represents a net loss related to the sale of certain assets of our poultry automation business located in the U.S. and Canada, included in Other (income)/deductions-net.
(f)    Represents the modification of share-based compensation related to CEO transition costs, included in Selling, general and administrative expenses.
(g)    Included in Provision for taxes on income. Income taxes include the tax effect of the associated pre-tax amounts, calculated by determining the jurisdictional location of the pre-tax amounts and applying that jurisdiction's applicable tax rate.

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ZOETIS INC.
ADJUSTED SELECTED COSTS, EXPENSES AND INCOME(a)
(UNAUDITED)
(millions of dollars)

	Second Quarter Ended
	June 30,		% Change
	2021	2020	Total	Foreign Exchange	Operational(b)
Adjusted cost of sales	$565	$448	26%	4%	22%
as a percent of revenue	29.0%	28.9%	NA	NA	NA
Adjusted SG&A expenses	488	372	31%	3%	28%
Adjusted R&D expenses	119	110	8%	3%	5%
Adjusted net income attributable to Zoetis	566	427	33%	5%	28%

	Six Months Ended
	June 30,		% Change
	2021	2020	Total	Foreign Exchange	Operational(b)
Adjusted cost of sales	$1,108	$903	23%	4%	19%
as a percent of revenue	29.0%	29.3%	NA	NA	NA
Adjusted SG&A expenses	889	741	20%	2%	18%
Adjusted R&D expenses	237	217	9%	2%	7%
Adjusted net income attributable to Zoetis	1,169	882	33%	2%	31%

(a)    Adjusted cost of sales, adjusted selling, general, and administrative (SG&A) expenses, adjusted research and development (R&D) expenses, and adjusted net income (non-GAAP financial measures) are defined as the corresponding reported U.S. GAAP income statement line items excluding purchase accounting adjustments, acquisition-related costs, and certain significant items. These adjusted income statement line item measures are not, and should not be viewed as, substitutes for the corresponding U.S. GAAP line items. The corresponding GAAP line items and reconciliations of reported to adjusted information are provided in Condensed Consolidated Statements of Income and Reconciliation of GAAP Reported to Non-GAAP Adjusted Information.
(b)    Operational growth (a non-GAAP financial measure) is defined as growth excluding the impact of foreign exchange.

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ZOETIS INC.
2021 GUIDANCE

Selected Line Items (millions of dollars, except per share amounts)	Full Year 2021
Revenue	$7,625 to $7,700
Operational growth(a)	12.5% to 13.5%
Adjusted cost of sales as a percentage of revenue(b)	Approximately 30%
Adjusted SG&A expenses(b)	$1,870 to $1,910
Adjusted R&D expenses(b)	$505 to $520
Adjusted interest expense and other (income)/deductions-net(b)	Approximately $255
Effective tax rate on adjusted income(b)	19% - 20%
Adjusted diluted EPS(b)	$4.47 to $4.55
Adjusted net income(b)	$2,135 to $2,175
Operational growth(a)(c)	13% to 15%
Certain significant items and acquisition-related costs(d)	$35 - $45

The guidance reflects foreign exchange rates as of mid-July 2021.
Reconciliations of 2021 reported guidance to 2021 adjusted guidance follows:

(millions of dollars, except per share amounts)	Reported	Certain significant items and acquisition-related costs(d)	Purchase accounting	Adjusted(c)
Cost of sales as a percentage of revenue	~ 30.2%	~ (0.1%)	~ (0.1%)	~ 30%
SG&A expenses	$1,900 to $1,940		~ $(30)	$1,870 to $1,910
R&D expenses	$506 to $521		~ $(1)	$505 to $520
Interest expense and other (income)/deductions-net	~ $255			~ $255
Effective tax rate	~ 19% to 20%			~ 19% to 20%
Diluted EPS	$4.09 to $4.19	$0.07 to $0.09	~ $0.29	$4.47 to $4.55
Net income attributable to Zoetis	$1,950 to $2,000	$35 to $45	~ $140	$2,135 to $2,175
(a)    Operational growth (a non-GAAP financial measure) excludes the impact of foreign exchange.
(b)    Adjusted net income and its components and adjusted diluted EPS are defined as reported U.S. GAAP net income and its components and reported diluted EPS excluding purchase accounting adjustments, acquisition-related costs and certain significant items. Adjusted cost of sales, adjusted SG&A expenses, adjusted R&D expenses, and adjusted interest expense and other (income)/deductions-net are income statement line items prepared on the same basis, and, therefore, components of the overall adjusted income measure. Despite the importance of these measures to management in goal setting and performance measurement, adjusted net income and its components and adjusted diluted EPS are non-GAAP financial measures that have no standardized meaning prescribed by U.S. GAAP and, therefore, have limits in their usefulness to investors. Because of the non-standardized definitions, adjusted net income and its components and adjusted diluted EPS (unlike U.S. GAAP net income and its components and diluted EPS) may not be comparable to the calculation of similar measures of other companies. Adjusted net income and its components and adjusted diluted EPS are presented solely to permit investors to more fully understand how management assesses performance. Adjusted net income and its components and adjusted diluted EPS are not, and should not be viewed as, substitutes for U.S. GAAP net income and its components and diluted EPS.
(c)    We do not provide a reconciliation of forward-looking non-GAAP adjusted net income operational growth to the most directly comparable U.S. GAAP reported financial measure because we are unable to calculate with reasonable certainty the foreign exchange impact of unusual gains and losses, acquisition-related expenses, potential future asset impairments and other certain significant items, without unreasonable effort. The foreign exchange impacts of these items are uncertain, depend on various factors, and could have a material impact on U.S. GAAP reported results for the guidance period.
(d)    Primarily includes certain nonrecurring costs related to acquisitions and other charges.
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ZOETIS INC.
CONSOLIDATED REVENUE BY SEGMENT(a) AND SPECIES
(UNAUDITED)
(millions of dollars)

	Second Quarter Ended
	June 30,		% Change
	2021	2020	Total	Foreign Exchange	Operational(b)
Revenue:
Companion Animal	$1,229	$882	39%	3%	36%
Livestock	699	649	8%	5%	3%
Contract Manufacturing & Human Health	20	17	18%	(1)%	19%
Total Revenue	$1,948	$1,548	26%	4%	22%

U.S.
Companion Animal	$794	$594	34%	—%	34%
Livestock	210	229	(8)%	—%	(8)%
Total U.S. Revenue	$1,004	$823	22%	—%	22%

International
Companion Animal	$435	$288	51%	10%	41%
Livestock	489	420	16%	6%	10%
Total International Revenue	$924	$708	31%	9%	22%

Companion Animal:
Dogs and Cats	$1,161	$831	40%	4%	36%
Horses	68	51	33%	4%	29%
Total Companion Animal Revenue	$1,229	$882	39%	3%	36%

Livestock:
Cattle	$342	$320	7%	4%	3%
Swine	161	146	10%	4%	6%
Poultry	134	135	(1)%	3%	(4)%
Fish	39	30	30%	5%	25%
Sheep and other	23	18	28%	19%	9%
Total Livestock Revenue	$699	$649	8%	5%	3%

(a)    For a description of each segment, see Zoetis' most recent Annual Report on Form 10-K.
(b)    Operational revenue growth (a non-GAAP financial measure) is defined as revenue growth excluding the impact of foreign exchange.

12 |

ZOETIS INC.
CONSOLIDATED REVENUE BY SEGMENT(a) AND SPECIES
(UNAUDITED)
(millions of dollars)

	Six Months Ended
	June 30,		% Change
	2021	2020	Total	Foreign Exchange	Operational(b)
Revenue:
Companion Animal	$2,305	$1,679	37%	2%	35%
Livestock	1,478	1,366	8%	2%	6%
Contract Manufacturing & Human Health	36	37	(3)%	2%	(5)%
Total Revenue	$3,819	$3,082	24%	2%	22%

U.S.
Companion Animal	$1,452	$1,093	33%	—%	33%
Livestock	485	516	(6)%	—%	(6)%
Total U.S. Revenue	$1,937	$1,609	20%	—%	20%

International
Companion Animal	$853	$586	46%	7%	39%
Livestock	993	850	17%	4%	13%
Total International Revenue	$1,846	$1,436	29%	5%	24%

Companion Animal:
Dogs and Cats	$2,177	$1,577	38%	2%	36%
Horses	128	102	25%	2%	23%
Total Companion Animal Revenue	$2,305	$1,679	37%	2%	35%

Livestock:
Cattle	$741	$690	7%	1%	6%
Swine	351	303	16%	4%	12%
Poultry	265	283	(6)%	2%	(8)%
Fish	76	56	36%	4%	32%
Sheep and other	45	34	32%	14%	18%
Total Livestock Revenue	$1,478	$1,366	8%	2%	6%

(a)    For a description of each segment, see Zoetis' most recent Annual Report on Form 10-K.
(b)    Operational revenue growth (a non-GAAP financial measure) is defined as revenue growth excluding the impact of foreign exchange.

13 |

ZOETIS INC.
CONSOLIDATED REVENUE BY KEY INTERNATIONAL MARKETS
(UNAUDITED)
(millions of dollars)

	Second Quarter Ended
	June 30,		% Change
	2021	2020	Total	Foreign Exchange	Operational(a)
Total International	$923.9	$707.3	31%	9%	22%
Australia	69.1	50.8	36%	24%	12%
Brazil	75.7	56.3	34%	(6)%	40%
Canada	67.1	53.9	24%	13%	11%
Chile	33.6	25.4	32%	6%	26%
China	94.2	66.4	42%	12%	30%
France	32.1	23.7	35%	11%	24%
Germany	49.2	40.1	23%	11%	12%
Italy	31.8	14.1	126%	20%	106%
Japan	49.9	52.8	(5)%	(1)%	(4)%
Mexico	33.3	25.5	31%	17%	14%
Spain	33.1	23.9	38%	11%	27%
United Kingdom	43.0	25.5	69%	19%	50%
Other developed markets	112.3	90.3	24%	12%	12%
Other emerging markets	199.5	158.6	26%	1%	25%

	Six Months Ended
	June 30,		% Change
	2021	2020	Total	Foreign Exchange	Operational(a)
Total International	$1,846.2	$1,435.7	29%	5%	24%
Australia	126.2	94.1	34%	20%	14%
Brazil	149.3	119.1	25%	(19)%	44%
Canada	113.2	94.0	20%	9%	11%
Chile	67.6	48.4	40%	6%	34%
China	217.4	132.1	65%	13%	52%
France	67.0	52.7	27%	11%	16%
Germany	87.6	73.6	19%	11%	8%
Italy	56.9	35.6	60%	14%	46%
Japan	96.6	94.3	2%	1%	1%
Mexico	66.5	57.7	15%	4%	11%
Spain	64.3	52.0	24%	11%	13%
United Kingdom	112.1	80.6	39%	9%	30%
Other developed markets	223.5	177.0	26%	11%	15%
Other emerging markets	398.0	324.5	23%	(3)%	26%
(a)    Operational revenue growth (a non-GAAP financial measure) is defined as revenue growth excluding the impact of foreign exchange.

14 |

ZOETIS INC.
SEGMENT(a) EARNINGS
(UNAUDITED)
(millions of dollars)

	Second Quarter Ended
	June 30,		% Change
	2021	2020	Total	Foreign Exchange	Operational(b)
U.S.:
Revenue	$1,004	$823	22%	—%	22%
Cost of Sales	192	154	25%	—%	25%
Gross Profit	812	669	21%	—%	21%
Gross Margin	80.9%	81.3%
Operating Expenses	170	136	25%	—%	25%
Other (income)/deductions-net	1	3	(67)%	—%	(67)%
U.S. Earnings	$641	$530	21%	—%	21%

International:
Revenue	$924	$708	31%	9%	22%
Cost of Sales	278	228	22%	5%	17%
Gross Profit	646	480	35%	10%	25%
Gross Margin	69.9%	67.8%
Operating Expenses	147	117	26%	10%	16%
Other (income)/deductions-net	—	1	*	*	*
International Earnings	$499	$362	38%	10%	28%

Total Reportable Segments	$1,140	$892	28%	4%	24%

Other business activities(c)	(98)	(90)	9%
Reconciling Items:
Corporate(d)	(262)	(194)	35%
Purchase accounting adjustments(e)	(44)	(53)	(17)%
Acquisition-related costs(f)	(2)	(7)	(71)%
Certain significant items(g)	(24)	(6)	*
Other unallocated(h)	(74)	(60)	23%
Total Earnings(i)	$636	$482	32%
(a)    For a description of each segment, see Zoetis' most recent Annual Report on Form 10-K.
(b)    Operational growth (a non-GAAP financial measure) is defined as growth excluding the impact of foreign exchange.
(c)    Other business activities reflect the research and development costs managed by our Research and Development organization as well as our contract manufacturing business and human health business.
(d)     Corporate includes, among other things, certain costs associated with information technology, administration expenses, interest expense, certain compensation costs, certain procurement costs, and other costs not charged to our operating segments.
(e)    Purchase accounting adjustments include certain charges related to the amortization of fair value adjustments to inventory, intangible assets and property, plant and equipment not charged to our operating segments.
(f)    Acquisition-related costs include costs associated with acquiring and integrating newly acquired businesses, such as transaction costs and integration costs.
(g)    Certain significant items includes substantive, unusual items that, either as a result of their nature or size, would not be expected to occur as part of our normal business on a regular basis. Such items primarily include restructuring charges and implementation costs associated with our cost-reduction/productivity initiatives that are not associated with an acquisition, costs associated with the operational efficiency initiative and supply network strategy, and the impact of divestiture-related gains and losses.
(h)    Includes overhead expenses associated with our manufacturing and supply operations not directly attributable to an operating segment, as well as certain procurement costs.
(i)    Defined as income before provision for taxes on income.
* Calculation not meaningful.
15 |

ZOETIS INC.
SEGMENT(a) EARNINGS
(UNAUDITED)
(millions of dollars)

	Six Months Ended
	June 30,		% Change
	2021	2020	Total	Foreign Exchange	Operational(b)
U.S.:
Revenue	$1,937	$1,609	20%	—%	20%
Cost of Sales	376	321	17%	—%	17%
Gross Profit	1,561	1,288	21%	—%	21%
Gross Margin	80.6%	80.0%
Operating Expenses	301	261	15%	—%	15%
Other (income)/deductions-net	2	4	(50)%	—%	(50)%
U.S. Earnings	$1,258	$1,023	23%	—%	23%

International:
Revenue	$1,846	$1,436	29%	5%	24%
Cost of Sales	560	452	24%	3%	21%
Gross Profit	1,286	984	31%	6%	25%
Gross Margin	69.7%	68.5%
Operating Expenses	277	242	14%	5%	9%
Other (income)/deductions-net	—	1	*	*	*
International Earnings	$1,009	$741	36%	6%	30%

Total Reportable Segments	$2,267	$1,764	29%	3%	26%

Other business activities(c)	(195)	(177)	10%
Reconciling Items:
Corporate(d)	(492)	(381)	29%
Purchase accounting adjustments(e)	(88)	(107)	(18)%
Acquisition-related costs(f)	(7)	(14)	(50)%
Certain significant items(g)	(32)	5	*
Other unallocated(h)	(130)	(111)	17%
Total Earnings(i)	$1,323	$979	35%
(a)    For a description of each segment, see Zoetis' most recent Annual Report on Form 10-K.
(b)    Operational growth (a non-GAAP financial measure) is defined as growth excluding the impact of foreign exchange.
(c)    Other business activities reflect the research and development costs managed by our Research and Development organization as well as our contract manufacturing business and human health business.
(d)     Corporate includes, among other things, certain costs associated with information technology, administration expenses, interest expense, certain compensation costs, certain procurement costs, and other costs not charged to our operating segments.
(e)    Purchase accounting adjustments include certain charges related to the amortization of fair value adjustments to inventory, intangible assets and property, plant and equipment not charged to our operating segments.
(f)    Acquisition-related costs include costs associated with acquiring and integrating newly acquired businesses, such as transaction costs and integration costs.
(g)    Certain significant items includes substantive, unusual items that, either as a result of their nature or size, would not be expected to occur as part of our normal business on a regular basis. Such items primarily include restructuring charges and implementation costs associated with our cost-reduction/productivity initiatives that are not associated with an acquisition, costs associated with the operational efficiency initiative and supply network strategy, and the impact of divestiture-related gains and losses.
(h)    Includes overhead expenses associated with our manufacturing and supply operations not directly attributable to an operating segment, as well as certain procurement costs.
(i)    Defined as income before provision for taxes on income.
* Calculation not meaningful.
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